Amendment to the Employment Agreement of Mark Goldwasser

This Amendment (this “Amendment”) to the Employment Agreement between National Holdings Corporation, a Delaware corporation (the “Company”) and Mark Goldwasser (the “Executive”), as dated as of July 1, 2008, as amended as of November 23, 2009, as modified on November 23, 2009, and amended on June 20, 2013, including the Annexes thereto, as amended on October 1, 2015, and on the date hereof (the “Agreement”), is entered into and effective on the 25th day of March, 2016.

WHEREAS, the parties desire to amend the Agreement. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     The Term of the Agreement shall end on June 30, 2016.

2.     The Term of the Agreement shall be extended for successive 30 day periods (“Additional Period”) after June 30, 2016, unless one of the parties to the Agreement, at least five days prior to the end of the then current Additional Period, advises the other party that he or it, as the case may be, no longer wishes to extend the Term of the Agreement.

3.     For the avoidance of doubt, this Amendment shall not entitle the Executive to claim any breach by the Company of any provisions of the Agreement, including without limitation, not extending or renewing the Agreement on substantially the same terms.

4.     If the Agreement terminates or ends or is not extended for any reason other than the termination by the Executive prior to June 30, 2016, without Good Reason, the Executive shall be entitled to a payment of $400,000 payable pro rata over a twelve month period beginning on the date the Agreement so terminates, ends or is not extended. Payments shall be made in accordance with the Company’s normal payroll practices.

Except as specifically amended hereby, the Agreement shall remain in full force and effect.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

NATIONAL HOLDINGS CORPORATION

/s/ Robert Fagenson
By: Robert B. Fagenson
Its: Chief Executive Officer
Date: March 25, 2016

EXECUTIVE

/s/ Mark H. Goldwasser
By: Mark H. Goldwasser
Date: March 25, 2016

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